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                                                                    Exhibit 4.12


                              CERTIFICATE OF TRUST
                                       OF
                               CSX CAPITAL TRUST I



       THIS CERTIFICATE OF TRUST of CSX Capital Trust I (the "Trust"), is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.).

       I.     Name. The name of the business trust formed hereby is CSX Capital
              ----
              Trust I.

       II.    Delaware Trustee. The name and business address of the trustee of
              ----------------
              the Trust with a principal place of business in the State of Delaware is Chase Manhattan Bank USA, National Association, 1201 Market Street, Wilmington, Delaware 19801.


       IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Trust in accordance with Section 3811 of the Delaware Business Trust Act.


                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                                            not in its individual capacity
                                            but solely as trustee of the Trust


                                            By: /s/ John J. Cashin
                                                --------------------------------
                                                Name: John J. Cashin
                                                Title: Vice President